Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2025, with respect to the consolidated financial statements of Opera Limited, and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG AS

Oslo, Norway

January 9, 2026